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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Photronics, Inc. on Form S-4 of our report dated December 9, 1998, appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended November 1, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Hartford, Connecticut

October 4, 1999